SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant ☒

Filed by the Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240. 14a-12

MARIMBA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Filed by Marimba, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Marimba, Inc.

Commission File No.: 000-25683

This filing relates to the proposed merger between Marimba, Inc. and Malta Merger Subsidiary, Inc., a wholly owned direct subsidiary of BMC Software, Inc., pursuant to an Agreement and Plan of Merger, dated as of April 28, 2004.

EARNINGS RELEASE

On April 29, 2004, Marimba issued the following earnings release:

Marimba Announces First-Quarter 2004 Financial Results

BMC Software to Acquire Marimba; Company Cancels Investor Conference Call

Scheduled for April 29, 2004

MOUNTAIN VIEW, Calif.,–April 29, 2004 –Marimba, Inc. (Nasdaq: MRBA) today announced its financial results for the first quarter ended March 31, 2004. These final results are consistent with the preliminary results announced by the company on April 5, 2004. Earlier today, Marimba announced that it has entered into a definitive agreement to be acquired for $8.25 per share by BMC Software. The company has canceled its investor conference call scheduled for later today.

First quarter 2004 revenues were $8.3 million, compared with $10.1 million for the first quarter of 2003. Net loss for the first quarter of 2004 was $1.2 million, or a diluted net loss per share of 5 cents. This compares with net income of $343,000, or 1 cent per diluted share, during the first quarter of 2003. At March 31, 2004, the company’s total cash and marketable securities were $52.9 million.

ABOUT MARIMBA

Marimba, Inc. (Nasdaq: MRBA) is a leading provider of products and services for software change and configuration management. Marimba helps enterprises worldwide to dynamically manage and protect their IT assets, increase operational efficiency, and reduce IT costs. Marimba is headquartered in Mountain View, Calif. Visit www.marimba.com for more information.

Forward-Looking Statements

This announcement contains forward-looking statements, which are subject to the safe harbors created by U.S. securities laws, in particular with respect to the proposed acquisition of Marimba by BMC Software. The acquisition is subject to several risks and uncertainties, including: the requirement that Marimba’s stockholders must approve the transaction, the required receipt of necessary regulatory approvals, including from the SEC and under applicable antitrust laws, other conditions to closing the merger and the possibility that the transaction will not close or that the closing may be delayed, and the effect of the announcement of the merger on Marimba’s customer relationships, operating results and business generally, including the ability to retain key employees. Actual results may differ materially from the results anticipated by these forward-looking statements due to the factors listed above and other factors. For more information and additional risk factors regarding Marimba generally, see Marimba’s Annual Report on Form 10-K filed with the SEC on March 16, 2004 and Marimba’s other filings with the SEC. Marimba undertakes no obligation to release publicly any updates or revisions to any forward-looking statements contained in this announcement that may reflect events or circumstances occurring after the date of this announcement.

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Marimba Announces First-Quarter 2004 Financial Results, Page Two

Additional Information About the Merger and Where to Find It

Marimba will file a proxy statement and other documents regarding the proposed merger described in this press release with the SEC. MARIMBA STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement will be sent to stockholders of Marimba seeking their approval of the transaction. Investors and security holders may obtain a copy of the proxy statement (when it is available) and any other relevant documents filed by Marimba with the SEC for free at the SEC’s web site at www.sec.gov. Copies of the proxy statement and other documents filed by Marimba with the SEC may also be obtained free of cost by directing a request to: Investor Relations Group, Marimba Inc, 440 Clyde Avenue, Mountain View, CA 94043; or InvestorRelations@marimba.com. You may also read and copy any reports, statements and other information filed by Latitude at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

Marimba and BMC Software and their respective directors, executive officers and certain of their employees may be deemed to be participants in the solicitation of proxies of Marimba stockholders in connection with the proposed merger. Certain directors and executive officers of Marimba may have interests in the merger, including severance arrangements, acceleration of vesting of stock options and as a result of holding options or shares of Marimba common stock generally, and their interests will be described in the proxy statement that will be filed by Marimba with the SEC.

# # #

Marimba is a registered trademark of Marimba, Inc. in the U.S. and certain other countries. Other trademarks and product, company or service names included herein are the property of their respective owners.

Financial Statements Attached

MARIMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended March,
	2004	2003
	(Unaudited)
Revenues:
License	$3,751	$6,520
Service	4,500	3,611

Total revenues	8,251	10,131
Cost of revenues:
License	265	163
Service	1,318	1,363

Total cost of revenues	1,583	1,526

Gross profit	6,668	8,605

Operating expenses:
Research and development	2,224	2,026
Sales and marketing	4,716	5,302
General and administrative	1,161	1,172
Amortization of deferred compensation	—	54

Total operating expenses	8,101	8,554

Income (loss) from operations	(1,433)	51
Interest income	166	298
Other income, net	82	23

Income (loss) before income taxes	(1,185)	372
Provision for income taxes	16	29

Net income (loss)	$(1,201)	$343

Basic and diluted net income (loss) per share	$(0.05)	$0.01

Shares used in per share calculation – basic	26,302	25,311

Shares used in per share calculation – diluted	26,302	25,452

MARIMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2004	December 31, 2003
ASSETS

Cash and available-for-sale securities	$52,850	$53,097
Accounts receivable, net	7,191	9,530
Property and equipment, net	1,563	1,511
Other assets	2,726	2,370

	$64,330	$66,508

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and other liabilities	$4,278	$4,622
Deferred revenue	8,560	9,391

Total liabilities	12,838	14,013

Stockholders’ equity	51,492	52,495

	$64,330	$66,508